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                                    EXHIBIT 99.1


                      REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS






To Meridian Industrial Trust, Inc.:

     We have audited the accompanying combined statements of revenues and certain expenses of the Jackson Shaw Portfolio, as defined in Note 1, for the year ended December 31, 1997. This financial statement is the responsibility of the management of the Company. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying combined statement of revenues and certain expenses was prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission's rules and regulations and is not intended to be a complete presentation of the revenues and expenses of the Jackson Shaw Portfolio.

     In our opinion, the combined financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Jackson Shaw Portfolio for the year ended December 31, 1997, in conformity with generally accepted accounting principles.


ARTHUR ANDERSEN LLP





San Francisco, California
June 17, 1998